Exhibit 99.1

NEWS RELEASE

HECLA REPORTS A 30% INCREASE IN THIRD QUARTER SILVER PRODUCTION

Up 20% for the first nine months

FOR IMMEDIATE RELEASE

October 7, 2019

COEUR D'ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today announced certain preliminary results1 for the third quarter of 2019.

HIGHLIGHTS

●	Silver production of 3.3 million ounces, and gold production of 77,331 ounces.

●	Silver equivalent production of 12.6 million ounces or gold equivalent production of 145,536 ounces.[2]

●	Lead production of 6,226 tons; zinc production of 15,589 tons.

●	Cash and cash equivalents of approximately $33 million, a $24 million increase over June 30th, 2019, with outstanding debt slightly lower.

“As expected, our third quarter operating and financial performance improved,” said Phillips S. Baker, Jr., President and CEO. “We knew that dialing back our expenditures while achieving our expected production and sales targets would increase our cash flow generation. We expect more of the same in the fourth quarter.”

Greens Creek

At the Greens Creek mine, 2.5 million ounces of silver and 13,684 ounces of gold were produced in the quarter. The mill operated at an average of 2,321 tons per day (tpd).

Casa Berardi

At the Casa Berardi mine, 36,547 ounces of gold were produced in the quarter, including 6,081 ounces from the East Mine Crown Pillar pit. The mill operated at an average of 3,667 tpd.

(1)	See cautionary statement regarding preliminary statements at the end of this release.
(2)	Silver and gold equivalent calculation based on average actual prices for each metal in the third quarter as follows: $17.02 for Ag, $1,474 for Au, $0.92 for Pb, and $1.06 for Zn.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	1

San Sebastian

At the San Sebastian mine, 0.6 million ounces of silver and 4,719 ounces of gold were produced in the third quarter. The mill operated at an average of 586 tpd.

Nevada Operations

At the Nevada operations, 22,381 ounces of gold and 43,377 ounces of silver were produced. Ore was processed at an average of 695 tpd (combined Midas and Aurora mills).

Lucky Friday

At the Lucky Friday mine, 115,682 ounces of silver were produced in the quarter, with limited production performed by salaried staff during the quarter.

PRODUCTION SUMMARY

	Third Quarter Ended			Nine Months Ended
	September 30, 2019	September 30, 2018		September 30, 2019	September 30, 2018
PRODUCTION			Increase/ (Decrease)			Increase/ (Decrease)
Silver (oz)	3,293,372	2,523,691	31%	9,235,268	7,654,118	21%
Gold (oz)	77,331	72,995	6%	198,121	191,116	4%
Lead (tons)	6,226	4,238	47%	17,526	15,387	14%
Zinc (tons)	15,589	12,795	22%	42,847	42,312	1%
Greens Creek – Silver (oz)	2,544,018	1,876,417	36%	7,149,035	5,789,440	24%
Greens Creek – Gold (oz)	13,684	11,559	18%	41,269	38,396	8%
Lucky Friday – Silver (oz)	115,682	31,639	266%	416,455	156,105	167%
San Sebastian – Silver (oz)	583,658	521,931	12%	1,488,472	1,593,770	(7)%
San Sebastian – Gold (oz)	4,719	3,666	29%	11,796	12,051	(2)%
Casa Berardi – Gold (oz)	36,547	43,981	(17)%	99,616	126,880	(22)%
Nevada Operations – Silver (oz)	43,377	84,145	(48)%	160,265	84,145	91%
Nevada Operations – Gold (oz)	22,381	13,789	62%	45,440	13,789	230%

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	2

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska, Idaho and Mexico, and is a growing gold producer with operating mines in Quebec, Canada and Nevada. The Company also has exploration and pre-development properties in eight world-class silver and gold mining districts in the U.S., Canada, and Mexico.

Cautionary Statements Regarding Preliminary Results

All measures of the Company's third quarter 2019 operating and financial results contained in this news release, including cash and cash equivalents, are preliminary and reflect the Company’s expected results as of the date of this news release. Actual reported third quarter 2019 results are subject to management's final review as well as review by the Company's independent registered public accounting firm and may vary significantly from those expectations because of a number of factors, including, without limitation, additional or revised information and changes in accounting standards or policies or in how those standards are applied.

Cautionary Statements Regarding Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws, including Canadian securities laws. When a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition; and often contain words such as “anticipate,” “intend,” “plan,” “will,” “could,” “would,” “estimate,” “should,” “expect,” “believe,” “project,” “target,” “indicative,” “preliminary,” “potential” and similar expressions. Forward-looking statements in this news release may include, without limitation: (i) estimates of silver production for the third quarter of 2019 on a consolidated basis and at each of the Greens Creek, Lucky Friday and San Sebastian mines; (ii) estimates of third quarter of 2019 gold production at Casa Berardi and Nevada operations; (iii) estimates of quarter-end cash position; (iv) estimates of amounts borrowed under the Company’s revolving credit agreement (“revolver”) at quarter-end; (v) continued access to borrowings under the revolver; (vi) minimum expected prices on the Company’s projected silver and gold production through the first quarter of 2020; (vii) expected gold production in the second half of the year, including the fourth quarter, (viii) the effectiveness of steps taken by the Company to lessen its risks; and (ix) the level of borrowings under the revolver at the end of 2019. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject.

Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect, which could cause actual results to differ from forward-looking statements. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company’s projects being consistent with current expectations and mine plans; (iii) political/regulatory developments in any jurisdiction in which the Company operates being consistent with its current expectations; (iv) the exchange rate for the USD/CAD and USD/MXN, being approximately consistent with current levels; (v) certain price assumptions for gold, silver, lead and zinc; (vi) prices for key supplies being approximately consistent with current levels; (vii) the accuracy of our current mineral reserve and mineral resource estimates; (viii) the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated; (ix) counterparties performing their obligations under hedging instruments, including put option contracts; (x) sufficient workforce is available and trained to perform assigned tasks; (xi) weather patterns and rain/snowfall within normal seasonal ranges so as not to impact operations; (xii) relations with interested parties, including Native Americans, remain productive; (xiii) economic terms can be reached with third-party mill operators who have capacity to process our ore; (xiv) maintaining availability of water rights; (xv) factors do not arise that reduce available cash balances, and (xvi) there being no material increases in our current requirements to post or maintain reclamation and performance bonds or collateral related thereto.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	3

In addition, material risks that could cause actual results to differ from forward-looking statements include, but are not limited to: (i) gold, silver and other metals price volatility; (ii) operating risks; (iii) currency fluctuations; (iv) increased production costs and variances in ore grade or recovery rates from those assumed in mining plans; (v) community relations; (vi) conflict resolution and outcome of projects or oppositions; (vii) litigation, political, regulatory, labor and environmental risks; (viii) exploration risks and results, including that mineral resources are not mineral reserves, they do not have demonstrated economic viability and there is no certainty that they can be upgraded to mineral reserves through continued exploration; (ix) the failure of counterparties to perform their obligations under hedging instruments, including put option contracts; (x) our plans for improvements at our Nevada operations, including at Fire Creek, are not successful; (xi) our estimates for the second quarter results are inaccurate; (xii) we take a material impairment charge on our Nevada operations; and (xiii) we are unable to remain in compliance with all terms of the credit agreement in order to maintain continued access to the revolver. For a more detailed discussion of such risks and other factors, see the Company’s 2018 Form 10-K, filed on February 22, 2019, and Form 10-Qs filed on May 9, 2019 and August 7, 2019 with the Securities and Exchange Commission (SEC), as well as the Company’s other SEC filings. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this presentation, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

For further information, please contact:

Mike Westerlund

Vice President – Investor Relations

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: www.hecla-mining.com

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	4